UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 30, 2023, SSSR Preferred Investor, LLC (the “Preferred Investor”), an indirect subsidiary of SmartStop Self Storage REIT, Inc. (the “Company”), entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Agreement”) with Strategic Storage Trust VI, Inc. (“SST VI”) and Strategic Storage Operating Partnership VI, L.P. (“SST VI OP”). An indirect subsidiary of the Company serves as the sponsor of SST VI. Pursuant to the terms of the Agreement, the Preferred Investor purchased 600,000 units of limited partnership interest in SST VI OP (the “Preferred Units”) for an aggregate of $15 million (the “Preferred Investment”). Upon the closing of the Preferred Investment, the Preferred Investor was paid an investment fee equal to $150,000. The Preferred Investor will receive distributions, payable monthly in arrears, at a rate of 7.0% per annum from the date of issuance until the second anniversary of the date of issuance, 8.0% per annum commencing thereafter until the third anniversary of the date of issuance, 9.0% per annum commencing thereafter until the fourth anniversary of the date of issuance, and 10% per annum thereafter, payable monthly and calculated on an actual/360 basis. The proceeds of the Preferred Investment may be used by SST VI OP to finance self-storage acquisition, development, and improvement activities, and working capital or other general partnership purposes. Each Preferred Unit has a liquidation preference of $25.00, plus all accumulated and unpaid distributions. The Preferred Units may be redeemed, in whole or in part, at the option of SST VI OP at any time or from time to time following the second anniversary of the initial date of issuance at a price equal to the sum of the Liquidation Amount plus all accumulated and unpaid distributions thereon.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: January 31, 2023	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer